Exhibit 99.2

Scout Exploration Inc.: Mr. John Roozendaal Joins Board of Directors

Scout Exploration (OTCBB: SCXN) is pleased to welcome Mr. John Roozendaal B.Sc. (Geology) to the Company's Board of Directors. He has been involved in the junior exploration industry for 17 years and has been instrumental in the funding and advancement of numerous projects. Mr. Roozendaal will act as interim President and Director of the Company.

The company looks forward to working with Mr. Roozendaal in identifying and progressing potential Oil and Gas acquisitions in North America and Internationally.

On behalf of the Board

Jason Walsh

Contacts:
Scout Exploration Inc.
Kevin Beaulieu
1-877-324-7245